Exhibit 10.9

DEVELOPMENT SERVICES RIGHTS AND MANAGEMENT SERVICES RIGHTS
CONTRIBUTION AGREEMENT
(PORTALS III)

THIS DEVELOPMENT SERVICES RIGHTS AND MANAGEMENT SERVICES RIGHTS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of September 23rd, 2005 by and among REPUBLIC PROPERTIES CORPORATION, a District of Columbia corporation (“RPC”), RICHARD L. KRAMER (“Kramer”), STEVEN A. GRIGG (“Grigg”, together with Kramer and RPC, the “General Partners”) and REPUBLIC PROPERTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”).

WHEREAS, in connection with the initial public offering (the “IPO”) of the common shares of beneficial interest, par value $.01 per share, of Republic Property Trust, a Maryland real estate investment trust (“Republic”), Republic and the Operating Partnership and their affiliates will complete a series of related transactions (collectively with the IPO, the “IPO Transactions”);

WHEREAS, pursuant to that certain Development Services Agreement (the “Development Services Agreement”), made and entered into as of June 2, 2004, between Parcel 47D LLC, a Delaware limited liability company (“Owner”), and Portals Development Associates Limited Partnership, a Delaware limited partnership (“PDA”), the General Partners through PDA provide development services to Owner in connection with the construction, development, leasing and operation of an office building with a street address of 1201 Maryland Avenue, S.E., Washington, D.C. (the “Improvements”) that Owner is constructing or intends to construct on real property located in the District of Columbia, which real property is described on Exhibit A attached to the Development Services Agreement (the “Land” and together with the Improvements, the “Property”), and pursuant to which PDA is entitled to receive the Project Development Fee (as defined in the Development Services Agreement);

WHEREAS, each General Partner, as a general partner of PDA and pursuant to the Limited Partnership Agreement of PDA (the “PDA Partnership Agreement”), have the right to provide development services to Owner with respect to the Property in return for certain fees payable by PDA to each General Partner;

WHEREAS, pursuant to the PDA Partnership Agreement, upon completion of the Improvements, the General Partners, through PDA, shall have the right to provide property management services for the Property in return for certain fees payable by PDA to each General Partner;

WHEREAS, in connection with the IPO Transactions, each General Partner desires to contribute to the Operating Partnership its right to provide development services under the PDA Partnership Agreement, as such services relate to the Development Services Agreement, and its right to receive a specified percentage of the fees that it is entitled to receive from PDA for providing such services in exchange for units of limited partnership interest in the Operating Partnership (“Units”); and

WHEREAS, in connection with the IPO Transactions, each General Partner desires to contribute to the Operating Partnership its right to provide property management services for the Property under the PDA Partnership Agreement and its right to receive a specified percentage of the fees that it is entitled to receive from PDA for providing such services in exchange for units of limited partnership interest in the Operating Partnership.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I:  CONTRIBUTION; PAYMENT OF FEES

1.1           Contribution.

(a)           Subject to the terms and conditions hereof, the General Partners shall contribute to the Operating Partnership the following:

(x) (i) all rights of each General Partner, through PDA as a general partner of PDA, to provide to Owner development services under the Development Services Agreement, including, without limitation, the provision of the Services (as defined in Article III of the Development Services Agreement) and (ii) all rights of each General Partner, through PDA as a general partner of PDA, to indemnification under Article VII of the Development Services Agreement (the foregoing (i) and (ii), the “Development Services Rights”); and

(y) all rights of each General Partner, through PDA as a general partner of PDA, to provide to Owner property management services for the Property upon completion of the Improvements (the “Management Services Rights”).

1.2           Issuance of Units

(a)           Subject to the terms and conditions of this Agreement, in exchange for the Development Services Rights and the Management Services Rights, the Operating Partnership shall issue to each of the General Partners, and the General Partners shall receive, an aggregate of 66,982 Units, in a transaction intended to qualify for nonrecognition of gain to the General Partners pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”).  The rights of holders of the Units as of the Closing will be as set forth in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”).

(b)           The Operating Partnership shall issue the Units to the General Partners (or at the option of the General Partners, directly to the General Partners’ designees), in accordance with written instructions provided to the Operating Partnership by the General Partners setting forth the name and address of, and the number of Units received by, each designee, provided that each such designee (i) makes each of the representations and warranties set forth in Sections 2.5, 2.9 and 2.12 hereof and (ii) has executed and delivered the Limited Partner Acceptance attached hereto as Exhibit A (the “Limited Partner Acceptance”) pursuant to Section 1.3 hereof.  The name of the General Partner or, if applicable, each designee, and the number of Units issued to each General Partner or, if applicable, each designee, shall be recorded in the books and records of the Operating Partnership.

1.3           Admission as a Limited Partner.  Upon execution and delivery of the Limited Partner Acceptance by the General Partners and, if their designees will receive the Units pursuant to Section 1.2(b) above, each of such designees, at the Closing, and subject to the completion of the Closing, the General Partners and if applicable, their designees, shall be admitted as limited partners of the Operating Partnership and, as such, shall be subject to, and bound by, the Partnership Agreement, including the power of attorney granted therein and all the terms and conditions thereof.

1.4           Payment of Fees.  In consideration of the performance of the Development Services and the Management Services by the Operating Partnership (or its affiliates), the General Partners shall pay or cause to be paid the following fees to the Operating Partnership (or its affiliates):

(i)            a development services fee (the “Development Services Fee”) in an amount equal to three percent (3%) of the remaining development costs of the Improvements (as of the consummation of the Closing (as defined below) net of land acquisition, interest and loan expenses and cash concessions to tenants of the Improvements; the General Partners shall pay or cause to be paid the Development Services Fee to the Operating Partnership on a monthly basis on the fifteenth day of each calendar month in the amount of three percent (3%) of such costs expended in the prior calendar month;

(ii)           pursuant to the Management Agreement (as hereinafter defined) and in consideration of the performance of the property management services by the Operating Partnership (or its affiliates) pursuant to the Management Services Rights, the Operating Partnership (or its affiliates) shall be paid a management fee (the “Management Fee”) equal to one percent 1% of the gross rental receipts of the Property together with periodic payments for the cost of labor and personnel overhead to provide such services.

1.5           Management Agreement.  Upon completion of the Improvements, the General Partners shall cause Owner and PDA to enter into a property management agreement (the “Management Agreement”) in the form attached hereto as Exhibit B.  For purposes of this Agreement, “completion of the Improvements” shall be deemed to have occurred upon the “Project Completion,” as that term is defined in the Development Services Agreement.

1.6           Prohibition on Funding/Fee Disputes

(a)           Republic acknowledges that it and its affiliates (including the Operating Partnership) shall be prohibited from providing any funding, payments, credit, equity investments or any other financial assistance to Owner or its affiliates, and that Republic shall undertake all commercially reasonable efforts to promptly collect all monies due pursuant to the terms hereof.

(b)           In the event that any material fee dispute arises with respect to any of the services to be provided to Owner or its affiliates pursuant to the terms hereof, the “independent” members of the Board of Trustees of Republic (as defined in Republic’s bylaws) shall undertake all commercially reasonable efforts to promptly resolve any such fee dispute.

ARTICLE II:  REPRESENTATIONS AND WARRANTIES
OF GENERAL PARTNERS

As a material inducement to the Operating Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, each of the General Partners hereby makes to the Operating Partnership each of the representations, warranties and covenants set forth in this Article II (other than any specific representations, warranties or covenants relating solely to RPC).  Each Investor (as defined below), severally and not jointly, hereby makes to the Operating Partnership, as to itself, each of the representations, warranties and covenants set forth in Sections 2.5, 2.9 and 2.12 hereof.  The representations and warranties set forth in this Article II are true and correct as of the date hereof.

2.1           Organization and Standing.  RPC is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia, is in good standing and is duly qualified and authorized to transact the business which it presently conducts,  in all jurisdictions in which such qualification is required.

2.2           Authority.  The General Partners have full right, authority, power and/or capacity (a) to enter into this Agreement and each agreement,

document and instrument to be executed and delivered pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to transfer, sell and deliver all of their respective Development Services Rights and Management Services Rights to the Operating Partnership (or its designee) in accordance with this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of each General Partner pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such General Partner, each enforceable in accordance with its respective terms.

2.3           Noncontravention.  Neither the entry into nor the performance of, or compliance with, this Agreement by any General Partner has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its charter or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to such General Partner or under the Development Services Agreement.

2.4           Litigation.  There is no litigation or proceeding, either judicial or administrative, pending or, to General Partners’ knowledge, threatened, affecting all or any portion of the Development Services Rights, the Management Services Rights or General Partners’ ability to consummate the transactions contemplated hereby.  There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the Development Services Rights or the Management Services Rights, which in any such case would impair the General Partners’ ability to enter into and perform all of such General Partner’s obligations under this Agreement.

2.5           Status as a United States Person.  Each of RPC and each of RPC’s designees who receive Units hereunder (RPC and its designees are referred to collectively as the “Investors”) is not a foreign person within the meaning of Section 1445 of the Code (“Section 1445”).  RPC’s U.S. taxpayer identification number that has previously been provided to the Operating Partnership is correct.  RPC’s office address is that most recent address previously provided to the Operating Partnership.  At the time of Closing, each Investor shall provide to the Operating Partnership a certificate of non-foreign status substantially in the form provided in Section 1.1445-5(b)(3)(D) of the Treasury regulations.

2.6           No Insolvency Proceedings.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the knowledge of RPC, threatened against RPC, nor are any such proceedings contemplated by any General Partner.

2.7           No Brokers.  No General Partner has entered into, and each General Partner covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby (other than underwriting fees paid in connection with the IPO).

2.8           Consents.  Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or third party, including lender consents, necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the General Partners has been obtained or will be obtained on or before the Closing.

2.9           Securities Law Matters; Transfer Restrictions.

(a)           The General Partners and each Investor, if any, who receive Units hereunder, acknowledge that the Operating Partnership intends for the offer and issuance of the Units to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

(b)           Each Investor acknowledges that it is an “accredited investor” within the meaning of the federal securities laws.

(c)           Each Investor will acquire the Units for its own account and not with a view to, or for sale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(d)           Each Investor has sufficient knowledge and experience in financial, tax and business matters to enable it to evaluate the merits and risks of investment in the Units.  Each Investor has the ability to bear the economic risk of acquiring the Units.  Each Investor acknowledges that (i) the transactions contemplated by this Agreement involve complex tax consequences for the Investor, and each Investor is relying solely on the advice of such person’s own tax advisors in evaluating such consequences, (ii) the Operating Partnership has not made (nor shall it be deemed to have made) any representations or warranties as to the tax consequences of such transaction to the Investor, and (iii) references in this Agreement to the intended tax effect of the transactions contemplated hereby shall not be deemed to imply any representation by the Operating Partnership as to a particular tax effect that may be obtained by the Investor.  The Investor remains solely responsible for all tax matters relating to such persons.

(e)           Each Investor has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Units and any other information such Investor has requested.

(f)            Each Investor acknowledges that there are substantial restrictions on the transferability of the Units and that the Units will not be registered under the Securities Act or any state securities laws, and the Investor has no right to require that they be so registered.  Each Investor agrees that any Units it acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities laws.

(g)           Each Investor understands that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the Units (including as to the number of Units (and their value) issued pursuant hereto).

(h)           Each Investor understands that there is no established public, private or other market for the Units acquired by such Investor hereunder and it is not anticipated that there will be any public, private or other market for such Units in the foreseeable future.

(i)            Each Investor understands that Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of Units.

2.10         Status of the Property.  To the best knowledge of the General Partners, (i) Owner has good and valid fee simple marketable title to the Property subject only to those liens, encumbrances and other matters of record, none of which would materially impair the construction of the Improvements as a 504,800 square foot office building, (ii) the Property is subject to no mortgages or other similar liens of record (iii) Owner has all permits, licenses and other governmental authorizations necessary for the ownership, use and operation of the Property, (iv) Owner and the Property are in compliance with all applicable zoning, subdivision, and other laws, statutes, regulations and ordinances and building codes applicable to Owner and the Property and have received no notices of violation thereof, (v) the Property is served by all necessary public utilities, (vi) all taxes imposed upon the Property or upon the operation of the Property have been paid and all returns required to be filed in connection therewith have been filed, (vii) there has been no disposal, spill, discharge, emission or release of any Hazardous Material on the Property and there are no Hazardous Materials located in, at, on, or under, the Property, in each case that is reasonably likely to require investigation, removal, remedial or corrective action, or the incurrence of any liability, by Owner under any Environmental Law, (viii) there has not been any underground or aboveground storage tank or other underground storage receptacle or related piping, or any impoundment or other storage, treatment or disposal area containing Hazardous Materials located on the Property, and no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on, or under the Property, and (ix) no lien has been recorded against the Property under any Environment Law.

For the purposes of this Section 2.10 the term “Environmental Laws” shall mean any laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment and the term “Hazardous Materials” shall mean any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as a “pollutants” “contaminants”, “hazardous materials,” “hazardous wastes,” “hazardous substances,” “toxic substances,” “radioactive materials,” “solid wastes,” or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Property or to adjacent properties; (iv) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

2.11         Development Services Agreement; Management Agreement.  The Development Services Agreement is in full force and effect and to the knowledge of any General Partner, neither PDA nor Owner is in default thereunder.  Except for the performance of the development services under the Development Services Agreement from and after the Closing, the General Partners shall cause PDA to timely perform all other obligations of PDA under the Development Services Agreement.  Upon its execution pursuant to Section 1.5 hereof, the General Partners shall cause PDA to timely perform all of PDA’s obligations under the Management Agreement.

2.12         Reliance.  Each General Partner (and each Investor, for purposes of Section 2.5 and 2.9 hereof) acknowledges that the Operating Partnership may rely upon the representations and warranties in this Article II in determining whether to enter into this Agreement.  Each General Partner (and each Investor, for purposes of Section 2.5 and 2.9 hereof) agrees, severally and not jointly, to indemnify, defend and hold harmless the Operating Partnership and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach by such General Partner (and each Investor, for purposes of Section 2.5 and 2.9 hereof) of any such representations or warranties (other than with respect to any representation, warranty or covenant relating solely to RPC).

ARTICLE III:  REPRESENTATIONS AND WARRANTIES
OF THE OPERATING PARTNERSHIP

As a material inducement to the General Partners to enter into this Agreement and to consummate the transactions contemplated hereby, the Operating Partnership hereby makes to the General Partners each of the representations, warranties and covenants set forth in this Article III.  The representations and warranties set forth in this Article III are true and correct as of the date hereof.

3.1           Organization and Standing.  The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under Delaware law, and has the requisite partnership power and authority to own and operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.  The Operating Partnership is duly qualified to conduct business as a foreign partnership where necessary and is in good standing in the states in which it is so qualified.

3.2           Authority.  The Operating Partnership has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) transfer, sell and deliver the Units to the General Partners (or their designees) in accordance with this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable in accordance with its respective terms.

3.3           Noncontravention.  Neither the entry into nor the performance of, or compliance with, this Agreement by the Operating Partnership has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its agreement of limited partnership or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Operating Partnership.

3.4.          Litigation.  There is no litigation or proceeding, either judicial or administrative, pending or, to the Operating Partnership’s knowledge, threatened, affecting all or any portion of the Units or the Operating Partnership’s ability to consummate the transactions contemplated hereby.  There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the Units, which in any such case would impair the Operating Partnership’s ability to enter into and perform all of the Operating Partnership’s obligations under this Agreement.

3.5           Units Validly Issued.  The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”) or as agreed between the Operating Partnership and any limited partner in the Operating Partnership.

3.6           No Brokers.  The Operating Partnership has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the General Partners to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

3.7           Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Operating Partnership has been obtained or will be obtained on or before the Closing.

3.8           Reliance.  The Operating Partnership acknowledges that the General Partners may rely upon the representations and warranties in this Article III in determining whether to enter into this Agreement.  The Operating Partnership agrees to indemnify, defend and hold harmless the General Partners and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any such representations or warranties.

ARTICLE IV:  CONDITIONS TO CLOSING

4.1           Conditions to the Operating Partnership’s Obligation to Close.  The obligation of the Operating Partnership to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the Operating Partnership):

(a)           IPO Transactions.  The IPO Transactions shall have occurred (or shall be occurring simultaneously with the Closing).

(b)           Representations and Warranties.  The representations and warranties made by RPC (and in the case of Section 2.5 and 2.9, the Investors) pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing, as though such representations and warranties were made on the Closing.

(c)           Performance.  The General Partners shall have performed and complied with all agreements and covenants that each of them is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

(d)           Legal Proceedings.  No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(e)           Consents and Approvals.  All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement, including, without limitation, consents of lenders, shall have been obtained.

(f)            Development Services Agreement.  The Development Services Agreement shall be in full force and effect and neither of the parties thereto shall be in default thereunder.

4.2           Conditions to the General Partners’ Obligation to Close.  The obligation of the General Partners to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the General Partners):

(a)           Representation and Warranties.  The representations, warranties and covenants of the Operating Partnership contained in this Agreement shall be true and correct as of the Closing.

(b)           Performance.  The Operating Partnership shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

(c)           Legal Proceedings.  No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(d)           Consents and Approvals.  All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement shall have been obtained.

4.3           Further Assurances.  Each of the parties herein shall execute and deliver all such other and further instruments and documents and take or cause to be taken all such other and further actions that any other party may reasonably request in order to effect the transactions contemplated by this Agreement.

ARTICLE V:  CLOSING

5.1           Closing.  The closing hereunder (the “Closing”) shall occur on the same day as the closing of the IPO, as close in time to the closing of the IPO as is reasonably practicable under the circumstances.

5.2           Closing Deliveries by the General Partners.  At the Closing, the General Partners shall deliver to the Operating Partnership the following:

(i)            a duly executed Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit C (“Assignment Agreement”), pursuant to which the General Partners shall convey to the Operating Partnership or its designee the Development Services Rights and the Management Services Rights;

(ii)           a duly executed Limited Partner Acceptance executed by the appropriate Investor;

(iii)          a certificate of non-foreign status in a form acceptable to the Operating Partnership (in the case of RPC only); and

(iv)          an undertaking by Owner in form and substance reasonably acceptable to the Operating Partnership that acknowledges and confirms that the Operating Partnership shall have rights to indemnification from Owner under Article VII of the Development Services Agreement.

5.3           Closing Deliveries by the Operating Partnership.  At the Closing, the Operating Partnership shall deliver to the General Partners or, if applicable, the Investors the following:

(i)            the Units;

(ii)           a duly executed Assignment Agreement.

ARTICLE VI:  MISCELLANEOUS

6.1           Term of Agreement.  This Agreement may be terminated by the mutual consent of the parties at any time before the Closing.  If the Closing does not occur by September 30, 2006, this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the General Partners or any Investor shall have any further obligations pursuant to this Agreement except as specifically set forth in this Agreement.

6.2           Amendment; Consent of Independent Trustees; Waiver.  Any amendment hereto shall be effective only if signed by all parties hereto.  Any amendment hereto after the date of Closing is subject to the pre-approval of a majority of the “independent” members of the Board of Trustees of Republic (as defined in Republic’s bylaws), as general partner of the Operating Partnership, and no amendment may occur without such pre-approval.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

6.3           Entire Agreement; Counterparts; Applicable Law.  This Agreement (a) shall, together with the Partnership Agreement, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of law provisions thereof.

6.4           Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other party, and any attempted assignment without such consent shall be void and of no effect; provided further, that this Agreement may be assigned by the Operating Partnership, without the prior written of the General Partners, in whole or in part to Republic Property TRS, LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership, or to or among any other affiliate of the Operating Partnership, and upon such assignment, the assignee shall have the exclusive right and obligation to provide any services hereunder.

6.5           Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

6.6           Equitable Remedies.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

6.7           Survival.  It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the parties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

6.8           Third Party Beneficiary.  Except as specifically set forth in this Agreement, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer, or employee of any party to this Agreement or any other person or entity.

6.9           Termination of Development Services Agreement Upon a Change of Control.

(a)           Upon the occurrence of a “Change of Control” (hereafter defined) of Republic, the General Partners shall have the right to terminate the Development Services Rights by delivering notice of termination to Republic (or successor) within thirty (30) days after such Change of Control.

(b)           For purposes hereof, a “Change of Control” of Republic shall mean:

(i)            Any “Person” (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Section 13(d)(3)) has or acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) percent or more of the combined voting power of Republic’s then outstanding voting securities entitled to vote generally in the election of trustees (“Voting Securities”); provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are held or acquired by the following: (1) Republic, Richard L. Kramer (“Kramer”), Steven A. Grigg (“Grigg”) or Mark R. Keller or any of their Affiliates (as defined below) or (2) an employee benefit plan (or a trust forming a part thereof) maintained by Republic or any of its Affiliates (the persons or entities described in (1) and (2) shall collectively be referred to as the “Excluded Group”), shall not constitute a Change in Control.

(ii)           Kramer or Grigg ceases to be a member of the Republic Board of Trustee (the “Board”) for any reason other than (1) death or voluntary resignation by Kramer or Grigg, as the case may be, (2) removal of Kramer or Grigg for cause in accordance with Republic’s charter, or (3) resignation following a termination by Republic of the employment of Kramer or Grigg, as the case may be, for “Cause” pursuant to any Employment Agreement executed by Kramer or Grigg, as the case may be.

(iii)          The individuals who are members of the Board as of date of the IPO (the “Incumbent Board”) cease for any reason to constitute more than fifty (50%) percent of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the IPO, whose election, or nomination for election by the REIT’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board.

(iv)          A consummation of a merger, consolidation or reorganization or similar event involving the REIT, whether in a single transaction or in a series of transactions (“Business Combination”), unless, following such Business Combination:

(1)           the Persons with Beneficial Ownership of Republic, immediately before such Business Combination, have Beneficial Ownership of more than fifty (50%) percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns Republic or all or substantially all of Republic’s assets either directly or through one or more subsidiaries) (the “Surviving Company”);

(2)           the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than fifty (50%) percent of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

(3)           no Person (other than a member of the Excluded Group or any Person who immediately prior to such Business Combination had Beneficial Ownership of thirty percent (30%) or more of the then Voting Securities) has Beneficial Ownership of fifty percent (50%) percent or more of the then combined voting power of the Surviving Company’s then outstanding voting securities;

(v)           The assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the REIT to any Person (other than the REIT or any of its Affiliates, or an employee benefit plan (or related trust) sponsored or maintained by the REIT or any of its Affiliates) unless, immediately following such disposition, the conditions set forth in paragraph (iv)(1), (2) and (3) above will be satisfied with respect to the entity which acquires such assets.  For purposes of this Agreement, “Affiliate” shall mean any entity that is directly or indirectly controlled by, in control of or under common control with Republic; or

(vi)          The occurrence of a liquidation or dissolution of the REIT not in connection with any transaction described in paragraphs (d) and (e) above.

6.10         Termination of Management Services Rights.  Notwithstanding anything to the contrary herein, either party shall have the right to terminate their obligations with respect to the Management Services Rights upon thirty (30) days written notice to the other party.

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IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

REPUBLIC PROPERTIES CORPORATION

By:	/s/ Steven A. Grigg
Name: Steven A. Grigg
Title: President

REPUBLIC PROPERTY LIMITED PARTNERSHIP

By: Republic Property Trust, its General Partner

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

/s/ Richard L. Kramer
RICHARD L. KRAMER

/s/ Steven A. Grigg
STEVEN A. GRIGG

[Signature Page to Portals III Development

Services Rights and Management Services Rights Contribution Agreement]